Exhibit 99.1

Coleman Cable, Inc. Initiates Quarterly Cash Dividend;

Shareholders Re-elect Board Members at Annual Meeting

WAUKEGAN, Ill., May 2, 2012 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced that its board of directors has initiated a quarterly cash dividend for its common stockholders beginning with the quarter ended March 31, 2012.

The board of directors declared the initial quarterly dividend of $0.02 per common share, payable on May 30, 2012, to stockholders of record as of the close of business on May 15, 2012. Future declarations of quarterly dividends are subject to approval of the board of directors and may be adjusted as business needs or market conditions change.

Gary Yetman, president and chief executive officer, commented, “The board’s declaration of the Company’s first quarterly dividend since becoming a public company in 2007 demonstrates its commitment to maximizing shareholder value. Furthermore, it confirms our confidence in the continuing stability of the Company’s business and its expectations of growth based on its long-term strategy.”

Additionally, at its annual meeting held yesterday, the Company’s shareholders re-elected by a substantial majority David Bistricer, Dennis Martin and Denis Springer to its board of directors and ratified the re-appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout North America. For more information, visit www.colemancable.com

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements include those made regarding the future declaration of quarterly dividends. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	our dependence on indebtedness and our ability to satisfy our debt obligations;

•	failure to identify, finance or integrate acquisitions;

•	product liability claims and litigation resulting from the design or manufacture of our products;

•	advancements in wireless technology;

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com